Exhibit 4.6

Return to: Prepared by: Dennis A. Barbour, 4415 Electric Road,
Roanoke, Virginia 24018

This instrument should be indexed as a “subsequent instrument,” pursuant to N.C.G.S. § 161-14.1, and is intended to modify, amend and/or supplement the following previously registered instruments: Deed of Trust recorded in Deed Book 4570, page 969, as corrected and amended by Corrected Deed of Trust recorded in Deed Book 4573, page 1676.

MODIFICATION OF deed of trust, SECURITY AGREEMENT,
AND ASSIGNMENT OF leases and RENTS
(North Carolina)

This Deed of trust is also a Security Agreement under Article 9 of the Uniform Commercial Code, with Grantor as DEBTOR and Beneficiary as Secured Party. THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. ACCORDINGLY, IN ADDITION TO ITS BEING FILED AS A DEED OF TRUST, IT SHOULD ALSO BE FILED AND INDEXED AS A FIXTURE FILING PURSUANT TO THE North CAROLINA UNIFORM COMMERCIAL CODE.

This MODIFICATION OF DEED OF TRUST, SECURITY AGREEMENT, AND ASSIGNMENT OF LEASES AND RENTS (the “Modification”) is made as of April 26, 2016, by and among:

Grantor/ Debtor:

OPTICAL CABLE CORPORATION, a Virginia corporation (and successor by merger to SUPERIOR MODULAR PRODUCTS INCORPORATED) (“Grantor” or “Debtor”), whose address is 5290 Concourse Drive, Roanoke, Virginia 24019;

To and for the benefit of

Trustee:	ANDREW B. AGEE, as Trustee (“Trustee”) whose business address is 36 Church Avenue SW, Roanoke, Virginia 24011, and

Grantee/Beneficiary/ Lender:

BANK OF NORTH CAROLINA, a North Carolina banking corporation (and successor by merger with VALLEY BANK) (“Grantee”, “Beneficiary”, or “Lender”), whose address is P.O. Box 1148, Thomasville, NC  27361-1148

THIS DEED OF TRUST IS A MODIFICATION OF A DEED OF TRUST recorded in Deed Book 4570, Page 969, as corrected and amended by Corrected Deed of Trust recorded in Deed Book 4573, page 1676 (collectively, the “Deed of Trust”), which is modified and amended by this Modification.

Since the recordation of the Deed of Trust, the following events have occurred: (1) Superior Modular Products Incorporated merged into Optical Cable Corporation, with Optical Cable Corporation being the surviving entity, (2) Valley Bank merged into Bank of North Carolina, with Bank of North Carolina being the surviving entity, (3) Grantor and Beneficiary have entered into a new Credit Agreement dated the same date as this instrument which amends, modifies, continues, and restates the Credit Agreement dated May 30, 2008, as referenced in the Deed of Trust prior to this Modification, and (4) Beneficiary appointed and substituted Andrew B. Agee as Trustee under the Deed of Trust by instrument recorded prior to this instrument.

MODIFICATION. Grantor, Trustee, and Lender hereby modify the Deed of Trust as follows:

1.     Definitions. The definitions of Agreement, Grantor, Beneficiary and Obligations as set forth in the Deed of Trust are modified to provide as follows, and the definitions of Credit Agreement, Notes, and Prior Agreement are added as follows:

(a)     Agreement. The word “Agreement” means the Prior Agreement as amended, modified, continued, and restated by the Credit Agreement.

(b)     Grantor. The word “Grantor” means Optical Cable Corporation, a Virginia corporation and successor by merger to Superior Modular Products Incorporated.

(c)     Beneficiary. The word “Beneficiary” means Bank of North Carolina and its successors and assigns.

(d)     Obligations. The word “Obligations” means (i) all of the Obligations as defined in the Deed of Trust, (ii) all obligations stated or referred to in this Modification including, without limitation, all Future Advances as described below, and (iii) all “Obligations” as defined in the Credit Agreement including but not limited to the Notes (together with any and all modifications, extensions, amendments, consolidations, substitutions, replacements, supplements, or renewals thereof), all of which are incorporated herein as if fully set forth in this Modification.

(e)     Credit Agreement. The word “Credit Agreement” means the Credit Agreement by and between Grantor and the Beneficiary of even date herewith, as the same may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time, which Credit Agreement amends, modifies, continues, and restates the Prior Agreement.

(f)     Notes. The word “Notes” means the three promissory notes of even date herewith executed and delivered pursuant to the Credit Agreement by Grantor in favor of Beneficiary as follows: Revolving Credit Note in the principal amount of $7,000,000.00, Term Loan A Note in the principal amount of $1,816,609.03, and Term Loan B Note in the principal amount of $5,271,410.83, as the same, or any of them, may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

(g)     Prior Agreement. The words “Prior Agreement” shall mean the Credit Agreement dated May 30, 2008, in the total principal amount of $17,000,000.00 as described in the Recitals on page two of the Deed of Trust, which has been amended, modified, continued, and restated by the Credit Agreement.

2.     Agreement. All references in the Deed of Trust to “Agreement” shall mean the “Agreement” as defined in this Modification.

3.     Beneficiary. All references in the Deed of Trust to “Grantor” and “Beneficiary” shall mean the “Grantor” and “Beneficiary”, respectively, as defined in this Modification.

4.     Obligations. All references in the Deed of Trust to “Obligations” shall mean the “Obligations” as defined in this Modification.

5.     Trustee.     All references in the Deed of Trust to “Trustee” shall mean Andrew B. Agee, Trustee, as designated and appointed as Trustee in substitution of LeClairRyan in accordance with N.C.G.S. Section 45-10. Beneficiary shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint its successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in North Carolina. In the event of the death, cessation of business, termination of existence or resignation of Trustee herein named, Beneficiary shall have the right to appoint its successor by such written instrument. Any Trustee so appointed shall be vested with the title to the collateral and shall possess all the powers, duties and obligations herein conferred on Trustee in the same manner and to the same extent as though he were named herein as Trustee.

6.     No Novation. The Deed of Trust secures the Obligations as defined in this Modification. There has been no novation with regard to any indebtedness or obligations originally secured by the Deed of Trust, and such indebtedness and obligations of Grantor secured by the Deed of Trust are not extinguished or released hereby. This Modification shall not release or affect the liability of any co-makers, obligors, endorsers, or guarantors of the obligations secured by the Deed of Trust except as may be expressly provided herein. All references to the “Deed of Trust recorded in the land records of Buncombe County, North Carolina” or the “North Carolina Deed of Trust” in any of the Financing Documents (which include the Credit Agreement and the Notes, and as more particularly defined in the Credit Agreement) shall hereinafter be deemed to refer to the Deed of Trust as amended, modified, continued, and restated hereby and by any other modification or amendment. Grantor represents, affirms and agrees that the Deed of Trust, as modified hereby, along with the Credit Agreement and the other Financing Documents, are and shall remain in full force and effect and be binding upon Grantor without defense or offset of any nature. Beneficiary, by its execution of this Modification, evidences its consent to the modifications herein set forth.

7.     Incorporation of Statutory Provisions. This Modification incorporates into the Deed of Trust the provisions of N.C.G.S. Section 45 as it relates to the Right to Foreclose or Sell under Power and Sales under Power of Sale.

8.     Insurance. In addition to the insurance requirements set forth in the Deed of Trust, Grantor covenants to comply with the insurance requirements of the Credit Agreement.

9.      Notices. The address of the Trustee is listed in the preamble of this Modification, and the address of the Beneficiary is listed in the preamble of this Modification.

10.     Grant in Trust and Warranty of Title. In consideration of the foregoing and other good and valuable consideration, Grantor hereby reaffirms the grant and conveyance to Trustee, in trust for the benefit of Lender and the successors, successors-in-title and assigns of Lender, with power of sale, as set forth in the Deed of Trust, of all of the estate, right, title, and interest that Grantor now has or may later acquire in and to the Property as defined and described in the Deed of Trust, including, but not limited to, the Real Property as more particularly described in Exhibit A attached to and made a part of this Modification, which Property is not used principally or primarily for agricultural or farming purposes.

TO HAVE AND TO HOLD the Property and all parts, rights, members, and appurtenances thereto, to the use and benefit of Trustee in trust for the benefit of Lender as Beneficiary, and all of such Lender’s successors and assigns, forever, IN FEE SIMPLE.

Grantor covenants with Trustee and Beneficiary that it is seized of the Real Property in fee simple, and is the sole owner of the Real Property and has the right to convey its interest in the Real Property as provided herein; that title is marketable and free and clear of all encumbrances, except for Permitted Liens (as defined in the Credit Agreement); and that it will warrant and defend the title to the Real Property against the lawful claims of all persons whomsoever, except for the Permitted Liens.

11.     Obligations Secured by Deed of Trust. Grantor makes the grant, conveyance, transfer and assignment of the Property for the benefit of Lender and the purpose of securing the Obligations.

12.     Future Advances. The Deed of Trust secures to Lender payment of all future advances, indebtedness and further sums and/or performance of such further obligations as Grantor or the then record owner of the Property or the then owner of the balance of the Property may undertake to pay and/or perform (whether as principal, surety, or guarantor) for the benefit of Lender, its successors or assigns, (it being contemplated by Grantor and Lender that Grantor may hereafter become indebted to Lender in such further sum or sums), when such borrowing and/or obligations are evidenced by a written instrument reciting that it or they are secured by the Deed of Trust. As provided pursuant to the provisions of Section 45-67, et seq., of the North Carolina General Statutes, the Deed of Trust is given wholly or partly to secure future advances and/or future obligations that may be incurred. The maximum principal amount that may be secured by the Deed of Trust at any one time is $17,000,000.00, exclusive of payments made, sums advanced and expenses incurred by Beneficiary (and interest accrued thereon): (i) for insurance, taxes and assessments; (ii) to protect Beneficiary’s interest under the Deed of Trust; or (iii) to preserve and protect the value or condition of the Property. Future advances or future obligations to be secured by the Deed of Trust shall be made or incurred no later than May 30, 2038. All terms and conditions under which future advances may be made are set forth in the Financing Documents. Beneficiary is obligated to make future advances only in accordance with the terms and conditions of the Financing Documents and nothing in this Modification shall require Beneficiary to make any future advances.

13.     Continuation of Representations, Warranties, etc. All of the representations, warranties, agreements, and covenants of Grantor with respect to the Property, as set forth in the Deed of Trust, are hereby ratified and affirmed by Grantor. In addition, Grantor represents and warrants that Grantor: (i) holds good and marketable fee simple title to all of the Real Property, subject only to Permitted Liens (as defined in the Credit Agreement); (ii) has the right to transfer such Real Property in accordance with the terms contained herein; and (iii) has good title to all portions of the Property other than the Real Property, subject only to Permitted Liens.

14.     Effect of Modification. Except as expressly modified above, the terms of the original Deed of Trust shall remain unchanged and in full force and effect. Consent by Beneficiary to this Modification does not waive Beneficiary’s right to require strict performance of the Deed of Trust as modified hereby nor obligate Beneficiary to make any future modifications. Nothing in this Modification shall constitute a satisfaction or extinguishment of the indebtedness and obligations secured by the Deed of Trust. Grantor and Beneficiary expressly agree that this Modification is effective in accordance with its terms, and they hereby expressly ratify and affirm the Deed of Trust as modified by this Modification and direct the Trustee to execute this Modification.

15.     Remedies Not Exclusive. Lender and Trustee shall be entitled to enforce the payment and performance of any Obligations and to exercise any and all rights and powers under the Deed of Trust or any other Financing Document, notwithstanding the fact that some or all of the Obligations may now or hereafter be otherwise secured. Lender and Trustee shall be entitled to enforce all such rights concurrently or separately, in such order and manner as Lender may in its absolute discretion determine. No remedy is intended to be exclusive of any other remedy, but each shall be cumulative and in addition to the others, to the fullest extent permitted by law.

16.     Waiver of Appraisement, Valuation, Etc. GRANTOR AGREES, TO THE FULL EXTENT PERMITTED BY LAW, THAT IN CASE OF AN EVENT OF DEFAULT ON THE PART OF GRANTOR HEREUNDER, NEITHER GRANTOR NOR ANY PERSON CLAIMING THROUGH OR UNDER GRANTOR WILL SET UP, CLAIM OR SEEK TO TAKE ADVANTAGE OF ANY MORATORIUM, REINSTATEMENT, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, EXEMPTION OR REDEMPTION LAWS NOW OR HEREAFTER IN FORCE, IN ORDER TO PREVENT OR HINDER THE ENFORCEMENT OR FORECLOSURE OF THIS DEED OF TRUST, OR THE ABSOLUTE SALE OF THE PROPERTY, OR THE DELIVERY OF POSSESSION THEREOF IMMEDIATELY AFTER SUCH SALE TO THE PURCHASER AT SUCH SALE, AND GRANTOR, FOR GRANTOR AND ALL WHO MAY AT ANY TIME CLAIM THROUGH OR UNDER GRANTOR, HEREBY WAIVES TO THE FULL EXTENT THAT IT MAY LAWFULLY SO DO, THE BENEFIT OF ALL SUCH LAWS, AND ANY AND ALL RIGHT TO HAVE THE ASSETS SUBJECT TO THE SECURITY INTEREST OF THIS DEED OF TRUST MARSHALLED UPON ANY FORECLOSURE OR SALE UNDER THE POWER HEREIN GRANTED.

17.     Additional Provisions. The Credit Agreement and the other Financing Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to the Deed of Trust. The Credit Agreement and the other Financing Documents also grant further rights to Lender and contain further agreements and affirmative and negative covenants by Grantor that apply to the Deed of Trust and to the Property. Any capitalized terms used but not defined herein shall have the meaning given in the Credit Agreement.

18.     Amendments. The Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by Grantor and Beneficiary. The joinder of Trustee shall not be required for any amendment of the Deed of Trust.

19.     Successors in Interest. Subject to the limitations on transfer contained in the Financing Documents, the terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, legatees, devisees, administrators, executors, successors and assigns of the parties hereto.

20.     Modification and Extensions. References to the Note, the Credit Agreement, and the Financing Documents in this document shall be deemed to include all modifications, extensions and renewals thereof.

21.     Applicable Law.

THE PROVISIONS OF THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITH RESPECT TO THE CREATION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN FIXTURES CREATED BY THIS DEED OF TRUST, PROVIDED THAT THE LAWS OF THE COMMONWEALTH OF VIRGINIA SHALL APPLY TO THIS DEED OF TRUST TO THE EXTENT SET FORTH IN THE CREDIT AGREEMENT, WHICH PROVISIONS OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, WITHOUT REGARD TO THE CHOICE OF LAW RULES OR CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NORTH CAROLINA OR ANY OTHER STATE, EXCEPT TO THE EXTENT THAT FEDERAL LAWS PREEMPT SUCH STATE LAWS.

22.     Merger. No merger shall occur as a result of Lender’s acquiring any other estate in or any other lien on the Property unless Lender consents to a merger in writing.

23.     Waiver of Marshaling. Grantor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of Grantor, including any holder of a lien subordinate to the Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

24.     Waiver Of Jury Trial. LENDER AND GRANTOR EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THE DEED OF TRUST. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY LENDER AND GRANTOR, AND LENDER AND GRANTOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THE DEED OF TRUST HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LENDER AND GRANTOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THE DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

25.     Waiver of Homestead. Grantor fully and absolutely waives and releases all rights and claims it may have in or to the Property as a homestead exemption or other exemption under and by virtue of any act or law now existing or which may hereinafter be passed in relation thereto.

26.     Commercial Transaction. The interest of Lender hereunder and the obligations of Grantor for the Obligations arise from a "commercial transaction” and not a consumer purpose transaction.

27.     Notice of Indemnification. GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THE DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS.

28.     Deficiency Judgment. Grantor acknowledges that in any foreclosure proceeding or thereafter, Beneficiary may seek a deficiency judgment against Grantor or any other obligor on the debt.

29.     Waiver of Statutory Rights. Grantor waives any right to require Beneficiary to bring any action against any other person or to require that resort be had to any security or to any balances of any deposit or other accounts on the books of Beneficiary in favor of any other person; and, without limiting the foregoing, but in furtherance thereof, Grantor waives any rights Grantor otherwise might have or have had under N.C.G.S. § 26-7, et. seq., or any other laws that require or may require Beneficiary to recover against some other person, or to realize upon any security which Beneficiary holds for the Obligations. Grantor further waives all rights under N.C.G.S. § 45-21.36 or any other law that may limit Beneficiary’s recovery of a deficiency from Grantor. Grantor also waives any and all right of subrogation, contribution, reimbursement and indemnity whatsoever or any right of recourse to or with respect to the assets or property of any person that is or may be security for the Obligations.

30.     Complete Release. Should the Obligations be satisfied in full and Grantor perform all the covenants herein contained, then the Deed of Trust shall be cancelled and surrendered.

[Signatures on Following Pages]

SIGNATURE AND ACKNOWLEDGMENT

Grantor has executed this Modification with the specific intention of creating an instrument under seal as of the date first written above.

GRANTOR:

OPTICAL CABLE CORPORATION, a Virginia corporation

By:	/s/ Tracy G. Smith	(SEAL)
Tracy G. Smith
Chief Financial Officer and SVP

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF Roanoke, to wit:

The foregoing instrument was acknowledged before me this 25 day of April, 2016, by Tracy G. Smith, as Chief Financial Officer and SVP of Optical Cable Corporation, a Virginia corporation, on behalf of the corporation.

/s/ Deborah C. Burch	[SEAL]
Printed Name: Deborah C. Burch, Notary Public

My commission expires: Feb. 28, 2018

Registration Number: 7327086

[Signatures Continued on Following Page]

BENEFICIARY:

BANK OF NORTH CAROLINA, a North Carolina banking corporation

By:	/s/ Scott L. Leffel	(SEAL)
Scott L. Leffel
Senior Vice President

COMMONWEALTH OF VIRGINIA

CITY OF ROANOKE, to-wit:

The foregoing instrument was acknowledged before me this 25th day of April, 2016, by Scott L. Leffel, Senior Vice President of Bank of North Carolina, a North Carolina banking corporation, on behalf of the corporation.

/s/ Cynthia Marie Tourville	[SEAL]
Printed Name: Cynthia Marie Tourville, Notary Public

My commission expires: 3-31-18

Registration Number: 299461

TRUSTEE:

/s/ Andrew B. Agee	(SEAL)
Andrew B. Agee, Trustee

COMMONWEALTH OF VIRGINIA

CITY OF ROANOKE, to-wit:

The foregoing instrument was acknowledged before me this 25th day of April, 2016, by Andrew B. Agee, Trustee.

/s/ Cynthia Marie Tourville	[SEAL]
Printed Name: Cynthia Marie Tourville, Notary Public

My commission expires: 3-31-18

Registration Number: 299461

SCHEDULE A

Property Description

Tract 1

Lying in Swannanoa Township, Buncombe County, North Carolina, and being more particularly described as follows:

Beginning at a rebar set in the center of the Southern Railroad right of way, said rebar being the northeast corner of Tract 2 described in that deed dated October 12, 1978 to Julius Blum recorded in Buncombe County Deed Book 1201 at page 389, said beginning corner also being the northeast corner of the tract described in the document recorded in Buncombe County Deed Book 1409 at page 119; and running thence South 3 deg. 42 min. West 488.96 feet to a point in the northern right of way of Interstate 40; thence with said margin of said right of way the following three courses and distances, to wit: South 84 deg. 6 min. West 100.51 feet to a right of way monument, South 68 deg. 30 min. West 252.42 feet to a right of way monument and South 76 deg. 17 min. West 236.01 feet to a point; thence leaving said right of way and running North 22 deg. 2 min. West 197.36 feet to a spike set in the centerline of a gravel drive, said point hereinafter the “Drive Point”; and running thence North 60 deg. 44 min. East 141.17 feet to a set spike; thence North 22 deg. 2 min. West 303.26 feet to a point in the center of the Southern Railroad right of way; thence with said center of said right of way, North 80 deg. 14 min. East 670.09 feet to the Beginning. Containing 7.03 acres as shown on a plat thereof prepared by Kenneth O. Pankow, entitled “Survey for Superior Modular Products, Incorporated” dated February 1, 1996, revised through July 11, 1996. [Note – The unrevised version of this plat is recorded in Buncombe County Plat Book 64 at page 196.] Together with a non-exclusive easement for ingress, egress and regress 40 feet in width (the “Present Right of Way”), the centerline of which is described as follows:

Beginning at a set spike which stands North 60 deg. 44 min. East 141.17 feet from the Drive Point and running thence from the beginning point thus established, South 60 deg. 44 min. West 141.17 feet to the Drive Point; thence South 79 deg. 49 min. West 197.58 feet to a set spike; thence on a curve to the right with a radius of 155 feet, a chord bearing and distance of North 89 deg. 47 West 55.91 feet, an arc length of 56.22 feet to a point; thence North 79 deg. 24 min. West 192.58 feet to a point; thence on a curve to the left with a radius of 110 feet, a chord bearing and distance of North 89 deg. 37 min. West 39.03 feet, an arc length of 39.24 feet to a point; thence South 80 deg. 10 min. West 53.17 feet to the center of Buckeye Cove Road. The foregoing right of way is subject to the encroachment thereon by the portion of the building located thereon, as shown on the said plat of Kenneth O. Pankow.

Notwithstanding the foregoing, the Present Right of Way is terminable by Buckeye Limited Partnership or its successor in ownership of the 4.22 Acre Tract shown on said Pankow plat, in the manner set forth hereafter. At such time as there is constructed a roadway (the “Roadway”) of as good quality, material and width as that which presently exists within the Present Right of Way, Grantee shall be provided with a document in recordable form granting a perpetual, non-exclusive easement 40 feet in width over the Roadway and upon which Grantee shall release all its rights in the Present Right of Way by joining therein. The centerline of the Roadway is intended to be substantially as follows: Beginning at the Drive Point and running thence, North 60 deg. 44 min. East 79.49 feet to a point; thence on a curve to the left with a radius of 70 feet, a chord bearing and distance of North 19 deg. 21 min. East, 92.56 feet, an arc length of 101.13 feet to a point; thence North 22 deg. 2 min. West 63.82 feet to a point; thence on a curve to the left with a radius of 125 feet, a chord bearing and distance of North 49 deg. 5 min. West, 113.16 feet, an arc length of 117.99 feet to a point; thence on a curve to the left with a radius of 125 feet, a chord bearing and distance of North 86 deg. 16 min. West 44.02 feet, an arc length of 44.25 feet to a point; thence South 83 deg. 36 min. West 118.42 feet to a point; thence South 78 deg. 15 min. West 254.62 feet to a point; thence on a curve to the left with a radius of 70 feet, a chord bearing and distance of South 56 deg. 55 min. West 50.92 feet, an arc length of 52.12 feet to a point; thence on a curve to right with radius of 90 feet, a chord bearing and distance of South 56 deg. 29 min. West 64.18 feet an arc length of 65.62 feet to a point; thence South 77 deg. 22 min. West 45.71 feet to a point in the center of Buckeye Cove Road. Grantor excepts and reserves herefrom a perpetual non-exclusive easement 40 feet in width over and across the roadway, including those portions which lie within the bounds of the 7.03 acre tract above described. The Roadway shall provide access to both the 7.03 acre tract as well as the 1.76 acre tract shown on the said Pankow plat. Grantor further excepts herefrom the non-exclusive, perpetual right of way over the following described tract for the purpose of utilizing the same as a part of the Roadway, to wit: Beginning at a point standing South 22 deg. 2 min. East 20.16 feet from the Drive Point and running North 60 deg. 44 min. East 44.05 feet to a point; thence on a curve to the left with a radius of 50 feet, a chord bearing and distance of South 19 deg. 21 min. West 66.111 feet, an arc length of 72.23 feet to a point; thence North 22 deg. 2 min. West 44.06 feet to the beginning. Grantee understands that Grantor may, but need not, use the Roadway for access to the 1.76 acre tract in lieu of any other access route.

Being the same property conveyed in that certain Deed of Trust, Security Agreement and Fixture Filing recorded in the Office of the Register of Deeds for Buncombe County, North Carolina in Deed Book 4570 at Page 969-981.

Tract 2

BEING all of Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Block A; Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 27, 26, and 25 of Block B, and Lots 2, 3, 4, 5, 6, 7, 8, 9 and 10 of Block E as shown on the plat of University Heights recorded in the Office of the Register of Deeds for Buncombe County, North Carolina in Plat Book 7 at Page 87.

BEING IN FACT the same property conveyed in that certain North Carolina General Warranty Deed recorded in the Office of the Register of Deeds for Buncombe County, North Carolina in Plat Book 1944 at Page 559.